UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 5, 2011

Date of Report (Date of earliest event reported):	July 19, 2011

Cameron International Corporation
______________________________________________
(Exact Name of Registrant as Specified in its Charter)

Delaware ___________________ (State or other jurisdiction of incorporation)	1-13884 _________________ (Commission File Number)	76-0451843 ___________________ (I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas ________________________________________	77027 _______________
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(713) 513-3300

Not Applicable
_______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Explanatory Note

On May 5, 2011, Cameron International Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) with the Securities and Exchange Commission to report the voting results of the Annual Meeting of Stockholders held on May 3, 2011, including, among other matters, a stockholder advisory vote on the frequency of the advisory stockholder vote on executive compensation (“Say-on-Pay vote”).  This Amendment No. 1 to the Original Filing is being filed to disclose the Company’s decision on how frequently it will hold an advisory Say-on-Pay vote. This Amendment No. 1 does not amend the Original Filing in any way and does not modify or update any other disclosures contained in the Original Filing.

Item 5.07	Submission of Matters to a Vote of Shareholders.

On May 5, 2011, the Company previously disclosed that at its Annual Meeting of Stockholders held May 3, 2011, a majority of votes of the stockholders of the Company were cast in favor of holding an annual (non-binding) advisory vote on executive compensation.  On July 19, 2011, the Board of Directors of the Company determined that the Company will hold an advisory stockholders vote on the compensation of its named executive officers annually or until the Board of Directors of the Company determines that it is in the best interest of the Company to hold such vote with a different frequency.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION
By: /s/ William C. Lemmer
William C. Lemmer
Senior Vice President and General Counsel

Date:  July 20, 2011